Exhibit 99.1

FOR IMMEDIATE RELEASE	November 6, 2025

Teleflex Reports Third Quarter Financial Results and Full Year 2025 Outlook

Wayne, PA -- Teleflex Incorporated (NYSE: TFX) (the “Company”) today announced financial results for the third quarter ended September 28, 2025.

Third quarter financial summary
•GAAP revenue of $913.0, up 19.4% compared to the prior year period

•Adjusted revenue of $892.9 million, up 16.8% compared to the prior year period, and up 15.3% on an adjusted constant currency basis1

•GAAP diluted EPS from continuing operations of $(9.24), compared to $2.36 in the prior year period

•Adjusted diluted EPS from continuing operations of $3.67, compared to $3.49 in the prior year period

2025 guidance summary
•Narrowing GAAP revenue growth guidance range to 9.10% to 9.60%

•Lowering adjusted constant currency revenue growth guidance range to 6.90% to 7.40%1

•Lowering GAAP EPS from continuing operations guidance range to $(4.42) to $(4.22)

•Narrowing adjusted diluted EPS from continuing operations guidance range to $14.00 to $14.20

"We executed well in the third quarter, delivering adjusted operating margin and earnings per share above our expectations and revenue at the midpoint of our guidance range, despite lower than expected order rates in our intra-aortic balloon pump portfolio," said Liam Kelly, Teleflex's Chairman, President and Chief Executive Officer. "Revenue from the acquired Vascular Intervention business modestly exceeded our guidance of $99 million and integration activities have remained on track. We have continued to make steady progress advancing our value creation strategy across the business including through the separation of Teleflex into two companies, RemainCo and NewCo. We continue to actively advance the process of a potential sale of NewCo, which has become our primary focus. We are confident in our ability to execute on our strategy and drive shareholder value creation."

(1) Adjusted revenue excludes the impact of adjustments in our reserves related to the Italian payback measure. Refer to Notes on Non-GAAP Financial Measures for detail on the Italian payback measure.

NET REVENUE BY SEGMENT
The following table provides information regarding net revenues in each of the Company's reportable operating segments for the three and nine months ended September 28, 2025 and the comparable prior year periods on both a GAAP and adjusted constant currency basis.

	Three Months Ended
	As reported			Adjusted
	September 28, 2025	September 29, 2024	Reported Revenue Growth	September 28, 2025	September 29, 2024	Adjusted Constant Currency Revenue Growth
Americas	$555.9	$515.9	7.8%	$555.9	$515.9	7.5%
EMEA	234.2	150.2	55.9%	214.1	150.2	34.4%
Asia	122.9	98.3	25.0%	122.9	98.3	25.3%
Consolidated	$913.0	$764.4	19.4%	$892.9	$764.4	15.3%

	Nine Months Ended
	As reported			Adjusted
	September 28, 2025	September 29, 2024	Reported Revenue Growth	September 28, 2025	September 29, 2024	Adjusted Constant Currency Revenue Growth
Americas	$1,557.3	$1,525.5	2.1%	$1,557.3	$1,525.5	2.2%
EMEA	551.6	456.9	20.7%	531.5	470.7	9.7%
Asia	285.7	269.5	6.0%	285.7	269.5	6.7%
Consolidated	$2,394.6	$2,251.9	6.3%	$2,374.5	$2,265.7	4.3%
NET REVENUE BY GLOBAL PRODUCT CATEGORY
The following table provides information regarding net revenues in each of the Company's global product categories for the three and nine months ended September 28, 2025 and the comparable prior year periods on both a GAAP and adjusted constant currency basis.

	Three Months Ended
	As reported			Adjusted
	September 28, 2025	September 29, 2024	Reported Revenue Growth	September 28, 2025	September 29, 2024	Adjusted Constant Currency Revenue Growth
Vascular Access	$191.0	$180.9	5.6%	$191.0	$180.9	4.3%
Interventional	266.4	149.9	77.8%	266.4	149.9	76.4%
Anesthesia	101.4	101.1	0.3%	101.4	101.1	(1.4)%
Surgical	122.9	111.7	10.0%	122.9	111.7	8.8%
Interventional Urology	71.8	83.4	(13.9)%	71.8	83.4	(14.1)%
OEM	80.4	82.6	(2.6)%	80.4	82.6	(3.9)%
Other (1)	79.1	54.8	44.4%	59.0	54.8	3.1%
Consolidated	$913.0	$764.4	19.4%	$892.9	$764.4	15.3%

	Nine Months Ended
	As reported			Adjusted
	September 28, 2025	September 29, 2024	Reported Revenue Growth	September 28, 2025	September 29, 2024	Adjusted Constant Currency Revenue Growth
Vascular Access	$558.9	$543.3	2.9%	$558.9	$543.3	2.5%
Interventional	574.0	425.7	34.8%	574.0	425.7	34.5%
Anesthesia	284.4	300.0	(5.2)%	284.4	300.0	(5.8)%
Surgical	342.7	328.6	4.3%	342.7	328.6	4.1%
Interventional Urology	219.1	246.2	(11.0)%	219.1	246.2	(11.0)%
OEM	223.0	259.1	(13.9)%	223.0	259.1	(14.5)%
Other (1)	192.5	149.0	29.2%	172.4	162.8	3.7%
Consolidated	$2,394.6	$2,251.9	6.3%	$2,374.5	$2,265.7	4.3%
(1) Includes revenues generated from sales of our respiratory and urology products (other than interventional urology products) as well as adjustments in our reserves related to the Italian payback measure.

OTHER FINANCIAL HIGHLIGHTS
•Depreciation expense, amortization of intangible assets and deferred financing charges for the nine months ended September 28, 2025 totaled $214.1 million compared to $205.4 million for the prior year period.
•Total cash, cash equivalents and restricted cash equivalents at September 28, 2025 were $381.3 million compared to $327.7 million at December 31, 2024.
•Net accounts receivable at September 28, 2025 were $592.7 million compared to $459.5 million at December 31, 2024.
•Inventories at September 28, 2025 were $802.5 million compared to $600.1 million at December 31, 2024.
•Goodwill and asset impairment charges for the nine months ended September 28, 2025 totaled $512.0 million.

2025 OUTLOOK
The Company narrowed its full year 2025 year-over-year revenue growth outlook on a GAAP basis from a range of 9.00% to 10.00% to a range of 9.10% to 9.60%, reflecting adjustments to our reserves related to the Italian payback measure, driven by the $20.1 million favorable adjustment recognized in the current period compared to an unfavorable adjustment of $13.8 million in the prior period, an estimate of an approximately 1.00% positive impact of foreign exchange rate fluctuations for the full year, and lower-than-expected order rates for intra-aortic balloon pumps, primarily in the U.S. There is no change to the estimated $204 million in revenues in the second half of 2025 associated with the acquisition of substantially all of the Vascular Intervention business from BIOTRONIK SE & Co. KG. On an adjusted constant currency basis, the Company lowered its full year 2025 year-over-year revenue growth outlook from 7.70% to 8.70% to 6.90% to 7.40%, primarily due to a lower than expected outlook for intra-aortic balloon pump revenue in the second half of 2025.

Forecasted 2025 Adjusted Constant Currency Revenue Growth Reconciliation

	2024	2025 Guidance
		Low	High
GAAP revenue	$3,047.3	$3,325	$3,340
% growth		9.1%	9.6%
Italian payback measure adjustment	$(13.8)	$20.1	$20.1
Adjusted revenue	$3,061.1	$3,305	$3,320
% growth		8.0%	8.5%
Estimated impact of foreign currency exchange rate fluctuations	—	$32	$32
Adjusted constant currency revenue	$3,061.1	$3,273	$3,288
% growth		6.9%	7.4%
The Company decreased its full year 2025 GAAP diluted earnings per share from continuing operations outlook from a range of $6.73 to $7.13 to a range of $(4.42) to $(4.22). The Company narrowed its full year 2025 adjusted diluted earnings per share from continuing operations guidance from a range of $13.90 to $14.30 to a range of $14.00 to $14.20.

Forecasted 2025 Adjusted Constant Currency Revenue Percent Growth Reconciliation

	Low	High
Forecasted 2025 GAAP revenue growth	9.10%	9.60%
Estimated impact of foreign currency exchange rate fluctuations	1.00%	1.00%
Italian payback measure adjustment	1.20%	1.20%
Forecasted 2025 adjusted constant currency revenue growth	6.90%	7.40%

Forecasted 2025 Adjusted Diluted Earnings Per Share From Continuing Operations Reconciliation

	Low	High
Forecasted GAAP diluted earnings per share from continuing operations	$(4.42)	$(4.22)
Restructuring and rationalization items, net of tax	$0.51	$0.51
Impairment items, net of tax	$10.89	$10.89
Acquisition, integration and divestiture related items, net of tax	$1.19	$1.19
Other items, net of tax	$0.01	$0.01
Separation costs, net of tax	$1.48	$1.48
ERP implementation, net of tax	$0.44	$0.44
MDR, net of tax	$0.16	$0.16
Italian payback measure, net of tax	$(0.40)	$(0.40)
Intangible amortization expense, net of tax	$4.33	$4.33
Tax adjustments	$(0.19)	$(0.19)
Forecasted adjusted diluted earnings per share from continuing operations, net of tax	$14.00	$14.20

INTERVENTIONAL UROLOGY NON-CASH GOODWILL IMPAIRMENT CHARGE
As previously disclosed, our Interventional Urology North America ("IU reporting unit") has been at risk of impairment since we recognized a goodwill impairment charge for the year ended December 31, 2024 and, as a result, we have been monitoring our IU reporting unit for a potential additional goodwill impairment. During the third quarter of 2025, utilizing various inputs such as the latest business outlook and recent fair value indicators, we determined that there was a deterioration in market and business conditions which resulted in the identification of a triggering event. As a result, we performed an impairment assessment and determined that the carrying value of the IU reporting unit exceeded its fair value.

In connection with the preparation of our financial statements for the third quarter of 2025, we recognized a non‐cash goodwill impairment charge of $403.9 million for the third quarter of 2025 related to our Interventional Urology North America reporting unit. The impairment charge was largely driven by a deterioration in market and business conditions, which resulted in unfavorable changes to key assumptions utilized to estimate fair value, specifically, lower market multiples, higher stand-alone operating costs, and lower revenue growth. As of September 28, 2025, there is no remaining goodwill related to the IU reporting unit.

TITAN SGS ASSET GROUP NON-CASH IMPAIRMENT CHARGE
In connection with the preparation of our financial statements for the third quarter of 2025, we recognized a non-cash impairment charge of $100 million related to our Titan SGS asset group. The impairment charge was driven by lower than expected sales growth and anticipated continuing reduced demand for bariatric surgery procedures in future periods, driven by continued growth in adoption of GLP-1 products. After the recognition of the impairment charge, the carrying value of the intangible assets of the Titan SGS asset group was $25.1 million.

VASCULAR INTERVENTION BUSINESS INTEGRATION PLAN
In the fourth quarter of 2025, our Board of Directors approved and we commenced a restructuring plan related to the integration of the Vascular Intervention Business into Teleflex. The plan encompasses the realignment of the global sales force and certain administrative functions, including workforce reductions, and the relocation of certain manufacturing operations to existing lower-cost locations. The restructuring costs are estimated to be $36 to $44 million and the actions are expected to be substantially completed by the end of 2028.

We expect to achieve annual pre-tax savings of $24 million to $30 million in connection with the Vascular Intervention Business Integration plan once it is fully implemented and we expect to begin realizing plan-related savings in 2026.

CONFERENCE CALL WEBCAST AND ADDITIONAL INFORMATION
A webcast of Teleflex's third quarter 2025 investor conference call can be accessed live from a link on the Company's website at teleflex.com. The call will begin at 8:00 am ET on November 6, 2025.

An audio replay of the investor call will be available beginning at 11:00 am ET on November 6, 2025, either on the Teleflex website or by telephone. The call can be accessed by dialing 1 800 770 2030 (U.S. and Canada) or 1 609 800 9909(all other locations). The confirmation code is 69028.

ADDITIONAL NOTES
References in this release to the impact of foreign currency exchange rate fluctuations on adjusted diluted earnings per share include both the impact of translating foreign currencies into U.S. dollars and the impact of foreign currency exchange rate fluctuations on foreign currency denominated transactions.

In the discussion of segment results, "new products" refers to products for which we initiated commercial sales within the past 36 months and "existing products" refers to products we have sold commercially for more than 36 months.

Certain financial information is presented on a rounded basis, which may cause minor differences. Segment results and commentary exclude the impact of discontinued operations.

NOTES ON NON-GAAP FINANCIAL MEASURES
We report our financial results in accordance with accounting principles generally accepted in the United States, commonly referred to as “GAAP”. In this press release, we provide supplemental information, consisting of the following non-GAAP financial measures: adjusted revenue, adjusted constant currency revenue growth and adjusted diluted earnings per share. These non-GAAP measures are described in more detail below. Management uses these financial measures to assess Teleflex’s financial performance, make operating decisions, allocate financial resources, provide guidance on possible future results, and assist in its evaluation of period-to-period and peer comparisons. The non-GAAP measures may be useful to investors because they provide insight into management’s assessment of our business, and provide supplemental information pertinent to a comparison of period-to-period results of our ongoing operations. The non-GAAP financial measures are presented in addition to results presented in accordance with GAAP and should not be relied upon as a substitute for GAAP financial measures. Moreover, our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

Tables reconciling changes in historical adjusted constant currency net revenues and adjusted net revenues to historical GAAP net revenues and historical adjusted diluted earnings per share from continuing operations to historical GAAP diluted earnings per share from continuing operations are set forth below.

Adjusted revenue: This non-GAAP measure is based upon net revenues, adjusted to exclude the impact of adjustments in our reserves and the corresponding revenue impact related to the Italian payback measure. The Italian payback measure is a law that requires suppliers of medical devices to the Italian National Healthcare System to make payments to the Italian government if medical device expenditures in a given year exceed regional expenditure ceilings established for that year.

As a result of a ruling from the Italian courts, we recognized a decrease in our reserves during the year ended December 31, 2024, of which $13.8 million related to prior years.

In August 2025, the Italian Parliament enacted a modification to the previously enacted legislation that reduced the payment amounts due from the affected companies, including Teleflex, to approximately 25% of the amounts originally invoiced for the years 2015 through 2018. Payment of the reduced amount precludes the pursuit of further legal action related to the obligation to pay the amounts relating to such years. During the third quarter of 2025, we remitted payment to the related regions to settle the years 2015 through 2018. As a result of the modification in the legislation, along with an adjustment to our calculation of the reserves related to years 2019 through 2025, we recognized a $23.7 million decrease in our reserve (and corresponding increase to revenue for the three and nine months ended September 28, 2025), of which $20.1 million pertains to prior periods.

The amounts do not represent normal adjustments to revenue and are nonrecurring in nature, making it difficult to contribute to a meaningful evaluation of our period over period operating performance. Accordingly, management has excluded the $20.1 million favorable adjustment recognized in the current period and the unfavorable adjustment of $13.8 million in the prior period.

Adjusted constant currency revenue growth: This non-GAAP measure is based upon net revenues, adjusted to exclude, depending on the period presented, the items described in Adjusted revenue and to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and such changes generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends.

Adjusted diluted earnings per share: This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the items described below. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends.

Restructuring and rationalization charges - Restructuring and rationalization charges include expenses associated with discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies, integrate acquired businesses and optimize product portfolios through targeted rationalization efforts. These changes include qualified restructuring costs (which may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement), restructuring related (which may include accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of a restructuring program) and product line exit charges.

Impairment charges - Impairment charges, including those related to goodwill, and other assets occur if, due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results.

Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; temporary financing costs directly associated with the transaction, such as bridge loan financing fees, ticking fees, and similar charges, and the impact of derivative instruments executed to hedge foreign currency exposure or other risks associated with the purchase price. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of a divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities.

Separation costs - These adjustments represents direct costs related to our previously announced strategic actions to separate Teleflex into RemainCo and NewCo and primarily consist of consulting, legal, tax, and other professional advisory services. These charges and costs do not represent normal and recurring operating expenses, will be inconsistent in amounts and frequency, and are not expected to recur after the transaction has been completed.

Italian payback measure - These adjustments represent the exclusion of adjustments in our reserves related to the Italian payback measure as described in Adjusted revenue.

Other - These are discrete items that occur sporadically and can affect period-to-period comparisons.

Pension termination and related charges - These adjustments represent charges associated with the planned termination of the Teleflex Incorporated Retirement Income Plan, a frozen U.S. defined benefit pension plan, and related direct incremental expenses including certain charges stemming from the liquidation of surplus plan assets. These charges and costs do not represent normal and recurring operating expenses, will be inconsistent in amounts and frequency, and are not expected to recur once the plan termination process has been completed. Accordingly, management has excluded these amounts to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

European medical device regulation - The European Union (“EU”) has adopted the EU Medical Device Regulation (“MDR”), which replaces the existing Medical Devices Directive (“MDD”) and imposes more stringent requirements for the marketing and sale of medical devices in the EU, including requirements affecting clinical evaluations, quality systems and post-market surveillance. The MDR requirements became effective in May 2021, although certain devices that previously satisfied MDD requirements can continue to be marketed in the EU until December 2027 for highest-risk devices and December 2028 for lower-risk devices, subject to certain limitations. Significantly, the MDR will require the re-registration of previously approved medical devices. As a result, Teleflex will incur expenditures in connection with the new registration of medical devices that previously had been registered under the MDD. Therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters (in contrast, no adjustment has been made to exclude expenditures related to the registration of medical devices that were not registered previously under the MDD).

Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions.

ERP implementation - These adjustments represent direct and incremental costs incurred in connection with our implementation of a new global enterprise resource planning ("ERP") solution and related IT transition costs. An implementation of this scale is a significant undertaking and will require substantial time and attention of management and key employees. The associated costs do not represent normal and recurring operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance.

Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law or certain other discrete changes affecting our deferred tax liability.

Dilutive shares impact - This adjustment reflects the impact to adjusted diluted earnings per share from continuing operations of including potentially dilutive shares in the calculation of weighted average diluted common shares outstanding.

Reconciliation of Net Revenue (Dollars in millions)
Net revenue by segment

	Three Months Ended						% Increase / (Decrease)
	September 28, 2025			September 29, 2024
	Reported revenue	Adjustment	Adjusted Revenue	Reported revenue	Adjustment	Adjusted Revenue	Reported Revenue Growth	Currency Impact	Adjustment impact	Adjusted Constant Currency Revenue Growth
Americas	$555.9	$—	$555.9	$515.9	$—	$515.9	7.8%	0.3%	—%	7.5%
EMEA	234.2	20.1	214.1	150.2	—	150.2	55.9%	8.9%	12.6%	34.4%
Asia	122.9	—	122.9	98.3	—	98.3	25.0%	(0.3)%	—%	25.3%
Consolidated	$913.0	$20.1	$892.9	$764.4	$—	$764.4	19.4%	1.5%	2.6%	15.3%

	Nine Months Ended						% Increase / (Decrease)
	September 28, 2025			September 29, 2024
	Reported revenue	Adjustment	Adjusted Revenue	Reported revenue	Adjustment	Adjusted Revenue	Reported Revenue Growth	Currency Impact	Adjustment impact	Adjusted Constant Currency Revenue Growth
Americas	$1,557.3	$—	$1,557.3	$1,525.5	$—	$1,525.5	2.1%	(0.1)%	—%	2.2%
EMEA	551.6	20.1	531.5	456.9	(13.8)	470.7	20.7%	3.3%	7.7%	9.7%
Asia	285.7	—	285.7	269.5	—	269.5	6.0%	(0.7)%	—%	6.7%
Consolidated	$2,394.6	$20.1	$2,374.5	$2,251.9	($13.8)	$2,265.7	6.3%	0.4%	1.6%	4.3%

Net revenue by global product category

	Three Months Ended						% Increase / (Decrease)
	September 28, 2025			September 29, 2024
	Reported revenue	Adjustment	Adjusted Revenue	Reported revenue	Adjustment	Adjusted Revenue	Reported Revenue Growth	Currency Impact	Adjustment impact	Adjusted Constant Currency Revenue Growth
Vascular Access	$191.0	$—	$191.0	$180.9	$—	$180.9	5.6%	1.3%	—%	4.3%
Interventional	266.4	—	266.4	149.9	—	149.9	77.8%	1.4%	—%	76.4%
Anesthesia	101.4	—	101.4	101.1	—	101.1	0.3%	1.7%	—%	(1.4)%
Surgical	122.9	—	122.9	111.7	—	111.7	10.0%	1.2%	—%	8.8%
Interventional Urology	71.8	—	71.8	83.4	—	83.4	(13.9)%	0.2%	—%	(14.1)%
OEM	80.4	—	80.4	82.6	—	82.6	(2.6)%	1.3%	—%	(3.9)%
Other (1)	79.1	20.1	59.0	54.8	—	54.8	44.4%	6.0%	35.3%	3.1%
Consolidated	$913.0	$20.1	$892.9	$764.4	$—	$764.4	19.4%	1.5%	2.6%	15.3%

	Nine Months Ended						% Increase / (Decrease)
	September 28, 2025			September 29, 2024
	Reported revenue	Adjustment	Adjusted Revenue	Reported revenue	Adjustment	Adjusted Revenue	Reported Revenue Growth	Currency Impact	Adjustment impact	Adjusted Constant Currency Revenue Growth
Vascular Access	$558.9	$—	$558.9	$543.3	$—	$543.3	2.9%	0.4%	—%	2.5%
Interventional	574.0	—	574.0	425.7	—	425.7	34.8%	0.3%	—%	34.5%
Anesthesia	284.4	—	284.4	300.0	—	300.0	(5.2)%	0.6%	—%	(5.8)%
Surgical	342.7	—	342.7	328.6	—	328.6	4.3%	0.2%	—%	4.1%
Interventional Urology	219.1	—	219.1	246.2	—	246.2	(11.0)%	—%	—%	(11.0)%
OEM	223.0	—	223.0	259.1	—	259.1	(13.9)%	0.6%	—%	(14.5)%
Other (1)	192.5	20.1	172.4	149.0	(13.8)	162.8	29.2%	2.1%	23.4%	3.7%
Consolidated	$2,394.6	$20.1	$2,374.5	$2,251.9	($13.8)	$2,265.7	6.3%	0.4%	1.6%	4.3%
(1) Amounts reflect the impact from adjustments in our reserves related to the Italian payback measure.

Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended September 28, 2025
	Revenue	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	(Loss) Income before income taxes	Income tax expense	Effective income tax rate	Diluted (loss) earnings per share from continuing operations (3)
GAAP Basis	$913.0	49.5%	30.9%	6.3%	(44.8)%	$(438.6)	$(29.7)	6.8%	$(9.24)
Adjustments
Restructuring and rationalization charges (A)	—	0.4	(0.1)	—	0.7	6.0	1.0		0.11
Impairment charges	—	—	—	—	55.2	503.9	22.9		10.87
Acquisition, integration and divestiture related items (B)	—	4.6	(0.7)	(0.1)	5.4	49.0	9.4		0.90
Separation costs	—	—	—	—	1.8	16.0	0.6		0.35
Italian payback measure (D)	(20.1)	(0.9)	0.6	0.1	(1.8)	(20.1)	(2.1)		(0.41)
ERP implementation	—	—	(0.4)	—	0.4	3.5	0.6		0.07
MDR	—	—	—	(0.2)	0.2	2.0	0.1		0.04
Intangible amortization expense	—	3.7	(2.5)	—	6.2	56.8	6.9		1.13
Tax adjustments	—	—	—	—	—	—	6.5		(0.15)
Adjustments total	(20.1)	7.8	(3.1)	(0.2)	68.1	617.1	45.9		12.91
Adjusted basis	$892.9	57.3%	27.8%	6.1%	23.3%	$178.5	$16.2	9.1%	$3.67

Three Months Ended September 29, 2024
	Revenue	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	$764.4	56.3%	31.6%	5.1%	19.5%	$130.6	$19.6	15.0%	$2.36
Adjustments
Restructuring and rationalization charges (A)	—	0.7	(0.1)	—	0.9	6.8	1.2		0.12
Acquisition, integration and divestiture related items (B)	—	—	(0.3)	—	0.3	2.0	—		0.04
ERP implementation	—	—	(0.8)	—	0.8	6.1	1.0		0.11
MDR	—	—	—	(0.2)	0.2	1.3	—		0.03
Pension termination costs	—	—	0.7	—	(0.7)	(5.4)	(1.3)		(0.09)
Intangible amortization expense	—	3.8	(2.5)	—	6.3	48.3	5.2		0.92
Adjustments total	—	4.5	(3.0)	(0.2)	7.8	59.1	6.1		1.13
Adjusted basis	$764.4	60.8%	28.6%	4.9%	27.3%	$189.7	$25.7	13.6%	$3.49

Nine Months Ended September 28, 2025
	Revenue	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	(Loss) Income before income taxes	Income tax expense	Effective income tax rate	Diluted (loss) earnings per share from continuing operations (3)
GAAP Basis	$2,394.6	53.1%	30.0%	5.5%	(5.3)%	$(194.4)	$(3.2)	1.6%	$(4.27)
Adjustments
Restructuring and rationalization charges (A)	—	0.6	(0.1)	—	0.9	21.2	3.5		0.40
Impairment charges	—	—	—	—	21.4	512.0	24.7		10.89
Acquisition, integration and divestiture related items (B)	—	1.8	1.6	—	0.2	3.7	12.2		(0.19)
Separation costs	—	—	—	—	1.3	32.1	0.6		0.70
Other items (C)	—	—	—	—	—	0.1	—		—
Italian payback measure (D)	(20.1)	(0.3)	0.5	—	(0.8)	(20.1)	(2.1)		(0.40)
ERP implementation	—	—	(0.6)	—	0.6	13.3	2.1		0.25
MDR	—	—	—	(0.2)	0.2	5.0	0.1		0.11
Intangible amortization expense	—	3.8	(2.6)	—	6.4	152.2	17.3		3.01
Tax adjustments	—	—	—	—	—	—	8.6		(0.19)
Dilutive shares impact (E)	—	—	—	—	—	—	—		(0.02)
Adjustments total	(20.1)	5.9	(1.2)	(0.2)	30.2	719.5	67.0		14.56
Adjusted basis	$2,374.5	59.0%	28.8%	5.3%	24.9%	$525.1	$63.8	12.1%	$10.29

Nine Months Ended September 29, 2024
	Revenue	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	$2,251.9	56.1%	38.8%	5.2%	11.6%	$202.2	$(4.6)	(2.3)%	$4.38
Adjustments
Restructuring and rationalization charges (A)	—	0.5	(0.1)	—	1.1	24.8	4.3		0.44
Acquisition, integration and divestiture related items (B)	—	0.1	(0.4)	—	0.5	11.0	0.5		0.22
Italian payback measure (D)	13.8	0.2	(0.2)	—	0.6	13.8	—		0.29
ERP implementation	—	—	(0.4)	—	0.4	9.2	1.4		0.17
MDR	—	—	—	(0.4)	0.3	7.6	—		0.16
Pension termination costs	—	—	(5.9)	—	5.9	133.2	56.9		1.61
Intangible amortization expense	—	4.0	(2.6)	—	6.5	148.0	15.2		2.81
Tax adjustments	—	—	—	—	—	—	(2.1)		0.04
Adjustments total	13.8	4.8	(9.6)	(0.4)	15.3	347.6	76.2		5.74
Adjusted basis	$2,265.7	60.9%	29.2%	4.8%	26.9%	$549.8	$71.6	13.0%	$10.12

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of as reported and adjusted revenues.
(2) Operating margin defined as Income from continuing operations before interest and taxes as a percentage of as reported and adjusted revenues.
(3) Potentially dilutive shares are excluded from the computation of loss per share on an a GAAP basis as their effect would have been antidilutive. Weighted average diluted common shares outstanding (in thousands) used in the calculation of Adjusted diluted earnings per share from continuing operations were 44,317 and 44,850 for the three and nine months ended September 28, 2025, respectively.

Totals may not sum due to rounding.

Tickmarks to Reconciliation Tables
(A)Restructuring and optimization charges – For the three months ended September 28, 2025, pre-tax restructuring charges were $1.6 million and restructuring related charges were $4.5 million. For the three months ended September 29, 2024, pre-tax restructuring charges were $0.3 million and restructuring related charges were $6.5 million. For the nine months ended September 28, 2025, pre-tax restructuring charges were $4.3 million, restructuring related charges were $14.2 million, and product rationalization charges were $2.6 million. For the nine months ended September 29, 2024, pre-tax restructuring charges were $8.7 million and restructuring related charges were $14.0 million.

(B)Acquisition, integration and divestiture related items – For the three and nine months ended September 28, 2025, these charges primarily related to the acquisition the Vascular Intervention business of BIOTRONIK SE & Co. KG and changes in the estimated fair value of our contingent consideration liabilities. For the three months ended September 28, 2025, the charges include inventory step-up costs of $42.1 million and integration and acquisition costs of $4.5 million. For the nine months ended September 28, 2025, the charges include inventory step-up costs of $42.1 million, acquisition and integration costs of $27.0 million, and contingent consideration costs of $16.1 million, which were partially offset by a benefit of $82.2 million related to non-designated foreign currency forward contracts entered into to economically hedge against the foreign currency exposure associated with the cash consideration required to complete the acquisition. For the three and nine months ended September 29, 2024, these charges related to changes in the estimated fair value of our contingent consideration liabilities and the acquisition of Palette Life Sciences AB.

(C)Other - For the three and nine months ended September 28, 2025, other items included expenses associated with prior year tax matters.

(D)Italian payback measure – Adjustment reflects a $20.1 million favorable adjustment recognized in the three and nine months ended September 28, 2025 compared to an unfavorable adjustment of $13.8 million in the nine months ended September 29, 2024 and its impact on the adjusted basis for each Non-GAAP financial measure presented within the table.

(E) Dilutive shares impact – Adjustment reflects the impact to adjusted diluted earnings per share from continuing operations of including potentially dilutive shares in the calculation of weighted average diluted common shares outstanding.

ABOUT TELEFLEX INCORPORATED
As a global provider of medical technologies, Teleflex is driven by our purpose to improve the health and quality of people’s lives. Through our vision to become the most trusted partner in healthcare, we offer a diverse portfolio with solutions in the therapy areas of anesthesia, emergency medicine, interventional cardiology and radiology, surgical, vascular access, and urology. We believe that the potential of great people, purpose driven innovation, and world-class products can shape the future direction of healthcare.

Teleflex is the home of Arrow™, Barrigel™, Deknatel™, LMA™, Pilling™, QuikClot™ Rüsch™, UroLift™ and Weck™ – trusted brands united by a common sense of purpose.

At Teleflex, we are empowering the future of healthcare. For more information, please visit teleflex.com.

CAUTION CONCERNING FORWARD-LOOKING INFORMATION
This press release contains forward-looking statements, including, but not limited to, forecasted 2025 GAAP and adjusted constant currency revenue growth and GAAP and adjusted diluted earnings per share; our estimates regarding the projected impact of foreign currency exchange rate fluctuations on our 2025 financial results; statements about our plans to separate certain of our businesses; statements about projected costs, savings and timing associated with the Vascular Intervention business integration plan. Actual results could differ materially from those in the forward-looking statements due to, among other things, unanticipated difficulties and expenditures in connection with integration programs; risks associated with the completed financing of the acquisition; customer and shareholder reaction to the transactions; disruption from the transactions making it more difficult to maintain business and operational relationships; significant transaction costs; unknown liabilities; the risk of regulatory actions related to the acquisition; delays or cancellations in shipments; demand for and market acceptance of new and existing products; our inability to provide products to our customers, which may be due to, among other things, events that impact key distributors, suppliers and third-party vendors that sterilize our products; our inability to effectively execute our restructuring plans and programs; our inability to realize anticipated savings from restructuring plans and programs; the impact of healthcare reform legislation and proposals to amend, replace or repeal the legislation; changes in Medicare, Medicaid and third party coverage and reimbursements; the impact of enacted tax legislation and related regulations; competitive market conditions and resulting effects on revenues and pricing; increases in raw material costs that cannot be recovered in product pricing; global economic factors, including currency exchange rates, interest rates, trade disputes, tariffs, sovereign debt issues and international conflicts and hostilities, such as the ongoing conflicts in the Ukraine and the Middle East; public health epidemics; difficulties in entering new markets; general economic conditions; and other factors described or incorporated in our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. We expressly disclaim any obligation to update forward-looking statements, except as otherwise specifically stated by us or as required by law or regulation.

TELEFLEX INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
	(Dollars and shares in thousands, except per share)
Net revenues	$913,021	$764,375	$2,394,579	$2,251,915
Cost of goods sold	461,379	334,203	1,122,413	989,151
Gross profit	451,642	430,172	1,272,166	1,262,764
Selling, general and administrative expenses	281,764	247,257	719,555	740,718
Research and development expenses	57,228	38,726	132,153	117,119
Pension settlement charge	—	(5,407)	—	132,732
Goodwill impairment charge	403,925	—	403,925	—
Restructuring charges, separation costs and other impairment charges	117,623	285	144,550	10,799
(Loss) income from continuing operations before interest and taxes	(408,898)	149,311	(128,017)	261,396
Interest expense	31,841	21,058	72,093	64,909
Interest income	(2,163)	(2,298)	(5,723)	(5,751)
(Loss) income from continuing operations before taxes	(438,576)	130,551	(194,387)	202,238
(Benefit) taxes on (loss) income from continuing operations	(29,699)	19,633	(3,198)	(4,586)
(Loss) income from continuing operations	(408,877)	110,918	(191,189)	206,824
Operating (loss) income from discontinued operations	(20)	112	(157)	(639)
(Benefit) taxes on operating (loss) income from discontinued operations	(5)	26	(36)	(146)
(Loss) income from discontinued operations	(15)	86	(121)	(493)
Net (loss) income	$(408,892)	$111,004	$(191,310)	$206,331
Earnings per share:
Basic:
(Loss) income from continuing operations	$(9.24)	$2.37	$(4.27)	$4.40
Income (loss) from discontinued operations	—	0.01	—	(0.01)
Net (loss) income	$(9.24)	$2.38	$(4.27)	$4.39
Diluted:
(Loss) income from continuing operations	$(9.24)	$2.36	$(4.27)	$4.38
Loss from discontinued operations	—	—	—	(0.01)
Net (loss) income	$(9.24)	$2.36	$(4.27)	$4.37
Weighted average common shares outstanding
Basic	44,237	46,724	44,755	46,995
Diluted	44,237	47,012	44,755	47,256

TELEFLEX INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 28, 2025	December 31, 2024
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$353,997	$290,188
Accounts receivable, net	592,652	459,495
Inventories	802,465	600,133
Prepaid expenses and other current assets	154,609	117,851
Prepaid taxes	82,261	3,457
Total current assets	1,985,984	1,471,124
Property, plant and equipment, net	700,586	502,852
Operating lease assets	107,052	108,912
Goodwill	2,537,777	2,632,314
Intangible assets, net	2,410,406	2,268,714
Deferred tax assets	13,509	11,374
Other assets	116,626	102,624
Total assets	$7,871,940	$7,097,914
LIABILITIES AND EQUITY
Current liabilities
Current borrowings	$100,000	$100,000
Accounts payable	165,908	141,031
Accrued expenses	147,051	143,167
Payroll and benefit-related liabilities	167,735	151,263
Accrued interest	16,766	5,338
Income taxes payable	12,973	41,318
Other current liabilities	162,600	67,243
Total current liabilities	773,033	649,360
Long-term borrowings	2,571,504	1,555,871
Deferred tax liabilities	423,652	391,066
Pension and postretirement benefit liabilities	32,808	20,185
Noncurrent liability for uncertain tax positions	4,592	1,831
Noncurrent operating lease liabilities	97,650	99,154
Other liabilities	146,838	102,307
Total liabilities	4,050,077	2,819,774
Commitments and contingencies
Total shareholders' equity	3,821,863	4,278,140
Total liabilities and shareholders' equity	$7,871,940	$7,097,914

TELEFLEX INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 28, 2025	September 29, 2024
	(Dollars in thousands)
Cash flows from operating activities of continuing operations:
Net (loss) income	$(191,310)	$206,331
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	121	493
Depreciation expense	58,744	54,826
Intangible asset amortization expense	152,224	147,983
Deferred financing costs and debt discount amortization expense	3,181	2,562
Pension settlement charge	—	132,732
Goodwill impairment charge	403,925	—
Changes in contingent consideration	16,075	7,446
Stock-based compensation	22,798	23,727
Asset impairment charge	108,117	2,110
Gain on non-designated foreign currency forward contracts	(82,636)	—
Deferred income taxes, net	(39,049)	(60,648)
Interest benefit on swaps designated as net investment hedges	(13,254)	(12,031)
Other	(4,820)	1,970
Changes in assets and liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(93,532)	(25,294)
Inventories	5,695	(9,913)
Prepaid expenses and other assets	(24,930)	40,446
Accounts payable, accrued expenses and other liabilities	(23,893)	(1,623)
Income taxes receivable and payable, net	(108,485)	(75,493)
Net cash provided by operating activities from continuing operations	188,971	435,624
Cash flows from investing activities of continuing operations:
Expenditures for property, plant and equipment	(94,585)	(94,412)
Proceeds from sale of business and assets	6,712	—
Payments for businesses and intangibles acquired, net of cash acquired	(833,171)	(120)
Proceeds on non-designated balance sheet hedges	82,203	—
Insurance settlement proceeds	9,447	—
Net proceeds on swaps designated as net investment hedges	7,612	18,262
Proceeds from sales of investments	—	7,300
Purchase of investments	(5,000)	(7,300)
Net cash used in investing activities from continuing operations	(826,782)	(76,270)
Cash flows from financing activities of continuing operations:
Proceeds from new borrowings	1,140,000	130,000
Reduction in borrowings	(121,750)	(188,375)
Repurchase of common stock	(300,000)	(200,000)
Net proceeds from share based compensation plans and related tax impacts	7,161	3,555
Share repurchase excise tax	(1,894)	—
Payments for contingent consideration	(166)	(182)
Dividends paid	(45,242)	(47,808)
Debt extinguishment, issuance and amendment fees	(4,961)	—
Net cash provided by (used in) financing activities from continuing operations	673,148	(302,810)
Cash flows from discontinued operations:
Net cash used in operating activities	(501)	(2,355)
Net cash used in discontinued operations	(501)	(2,355)
Effect of exchange rate changes on cash, cash equivalents and restricted cash equivalents	18,824	728
Net increase in cash, cash equivalents and restricted cash equivalents	53,660	54,917
Cash, cash equivalents and restricted cash equivalents at the beginning of the period	327,650	222,848
Cash, cash equivalents and restricted cash equivalents at the end of the period	$381,310	$277,765

Contacts:
Teleflex Incorporated:
Lawrence Keusch
Vice President, Investor Relations and Strategy Development

investors.teleflex.com
610-948-2836